Exhibit 99.2

QVC, Inc. Prices $435 Million of New Senior Secured Notes

WEST CHESTER, Pa. (November 19, 2019) - QVC, Inc. (“QVC”) announced today the pricing of $435 million principal amount of new 6.250% Senior Secured Notes due 2068 (the “Notes”). QVC also granted the underwriters of this offering an option to acquire up to an additional $65.25 million principal amount of the Notes to cover any over-allotments. The Notes will be secured by a first-priority lien on the capital stock of QVC, which also secures QVC’s existing secured indebtedness and certain future indebtedness. The net proceeds from the offering are expected to be used to repay a portion of the borrowings outstanding under QVC’s senior secured credit facility. QVC’s senior secured credit facility is used for working capital purposes and, among other things, may be used for the repayment of other debt and the payment of dividends to Qurate Retail, Inc. for general corporate purposes, including repurchases of its common stock.  The offering is expected to close on or about November 26, 2019, subject to customary closing conditions. QVC is a wholly-owned subsidiary of Qurate Retail, Inc. (Nasdaq: QRTEA and QRTEB).

QVC intends to apply to list the Notes on the New York Stock Exchange. If the application is approved, QVC expects trading in the Notes to begin within 30 days after the Notes are first issued.

BofA Securities, Morgan Stanley, RBC Capital Markets, UBS Investment Bank and Wells Fargo Securities are the joint book-running managers for this offering.

J.P. Morgan is the joint lead manager for this offering.

QVC is offering the Notes pursuant to its existing effective shelf registration statement that has been filed with the U.S. Securities and Exchange Commission (“SEC”). QVC intends to file with the SEC a definitive prospectus supplement and accompanying prospectus describing the terms of this offering. When available, copies of the definitive prospectus supplement and accompanying prospectus for this offering may be obtained by contacting BofA Securities, Inc., NC1-004-03-43; 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Toll-Free: 1-800-294-1322, Email: dg.prospectus_requests@bofa.com; Morgan Stanley and Co. & LLC, Attn: Prospectus Department, 180 Varick Street, New York, NY 10014, by telephone at (866) 718-1649; RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attn: Transaction Management, by telephone at (866) 375-6829 or by email at rbcnyfixedincomeprospectus@rbccm.com; UBS Securities LLC Attn: Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019, by telephone at (888) 827-7275 and Wells Fargo Securities, LLC 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, Email: wfscustomerservice@wellsfargo.com, Toll-Free: 1-800-645-3751.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the offered Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the intended offering of Notes, the intended listing and trading of the Notes and the use of proceeds from the offering. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the acceptance of the Notes for listing and general market conditions. These forward-looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Forms 10-K and 10-Q, for additional information about QVC and about the risks and uncertainties related to the business of QVC which may affect the statements made in this press release.

Contacts:

Courtnee Chun

720-875-5420

QVC Media Relations

484-701-1647

SOURCE QVC, Inc.